Exhibit 99.1
news release

NYSE: TC
January 22, 2013	TSX: TCM

THOMPSON CREEK METALS COMPANY APPROVAL OF DEPOSITION OF TAILINGS AT THE MT. MILLIGAN COPPER-GOLD PROJECT COMPLETED

Denver, Colorado – Thompson Creek Metals Company Inc. (“Thompson Creek” or the “Company”), a growing, diversified North American mining company, today announced that, on January 14, 2013, the Company received notification from the Department of Fisheries and Oceans approving its fish habitat compensation plan, as required by Environment Canada’s Metal Mining Effluent Regulations. This approval was the final step to authorize deposition of tailings material into the zero discharge tailings storage facility at the Company's Mt. Milligan project and the final authorization required to operate the Mt. Milligan copper-gold mine.

The Mt. Milligan project remains on schedule with commissioning and start-up expected in the third quarter of 2013, and commercial production of copper and gold expected in the fourth quarter of 2013. The mine has an estimated life-of-mine of approximately 22 years.

Mr. Kevin Loughrey, Chairman and Chief Executive Officer, said, “We are extremely pleased to have received this approval and are committed to working with all levels of government and communities to maintain the highest standards of environmental stewardship. There are no outstanding permits or authorizations required to begin operations and we are confident Mt. Milligan will start-up as planned in the third quarter of this year.”

About Thompson Creek Metals Company Inc.
Thompson Creek Metals Company Inc. is a growing, diversified North American mining company. The Company’s principal operating properties are its 100%-owned Thompson Creek Mine, an open-pit molybdenum mine and concentrator in Idaho, a 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company is also in the process of constructing the Mt. Milligan Mine in British Columbia. Mt. Milligan is designed to be a conventional truck-shovel open-pit copper-gold mine. Mt. Milligan is expected to commence production in 2013. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia, the Davidson property, an underground molybdenum exploration property located in British Columbia, and the Maze Lake property, a joint venture gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking statements’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements include statements with respect to the projected development, commissioning and start-up of Mt. Milligan.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements include construction delays at the Company’s Mt. Milligan project and the other risks described in the section entitled "Risk Factors" in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com

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